Exhibit 32

Certification of Chief Executive Officer
and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, the undersigned, Roger S. Marcus, Chief Executive Officer, and Howard N. Feist III, Chief Financial Officer, of American Biltrite Inc. (the "Company"), each hereby certifies that, to the best of his knowledge:

The quarterly report on Form 10-Q for the quarter ended September 30, 2008 of the Company as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 7, 2008
/s/ Roger S. Marcus
Roger S. Marcus
Chief Executive Officer

/s/ Howard N. Feist III
Howard N. Feist III
Chief Financial Officer